UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018
Mammoth Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware		32-0498321
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
001-37917
(Commission File Number)
14201 Caliber Drive Suite 300 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement for the Secondary Equity Offering

On June 26, 2018, Mammoth Energy Services, Inc. (“Mammoth”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with MEH SUB LLC and Gulfport Energy Corporation (together, the “Selling Stockholders”), and Credit Suisse Securities (USA) LLC, as representative for the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering (the “Firm Shares Offering”) by the Selling Stockholders of an aggregate of 4,000,000 shares of Mammoth’s common stock at a purchase price to the Selling Stockholders of $38.01 per share (the “Purchase Price”). The Underwriters propose to offer such shares from time to time for sale in one or more transactions on The Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Firm Shares Offering closed on June 29, 2018. Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an aggregate of 600,000 additional shares of Mammoth’s common stock at the Purchase Price (the “Optional Securities Offering” and, together with the Firm Shares Offering, the “Secondary Equity Offering”). Mammoth will not receive any proceeds from the sale of shares in the Secondary Equity Offering. The Underwriting Agreement contains customary representations, warranties and agreements of Mammoth and the Selling Stockholders and other customary obligations of the parties and termination provisions. Mammoth and the Selling Stockholders, in each case severally and not jointly, have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any such liabilities. Under the Underwriting Agreement, Mammoth, its executive officers and directors and the Selling Stockholders have also agreed, subject to certain exceptions, that they will not, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Mammoth’s common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Mammoth’s common stock, whether any of these transactions are to be settled by delivery of Mammoth’s common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition or, in the case of Mammoth, file a registration statement under the Securities Act relating thereto, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 45 days from the date of the Underwriting Agreement.

The Secondary Equity Offering was made pursuant to Mammoth’s shelf registration statement on Form S-3 (File No. 333-221268), filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2017, as amended on June 6, 2018 and declared effective by the SEC on June 19, 2018 (the “Registration Statement”), and a prospectus, which consists of a base prospectus included as part of the Registration Statement, a preliminary prospectus supplement, filed with the SEC on June 26, 2018, and a final prospectus supplement, filed with the SEC on June 28, 2018.

The Underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Mammoth and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In particular, affiliates of certain of the Underwriters are lenders under Mammoth’s revolving credit facility.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On June 26, 2018, Mammoth issued a press release announcing the pricing of the Firm Shares Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Underwriting Agreement, dated June 26, 2018, by and among Mammoth Energy Services, Inc.,
MEH SUB LLC, Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as the representative for the several underwriters named therein

99.1	Press release dated June 26, 2018 entitled “Mammoth Energy Services, Inc. Announces Pricing of Secondary Common Stock Offering.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	July 2, 2018	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary